The Universal Institutional Funds, Inc. - Global Tactical
Asset Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Kinder Morgan Energy Partners LP
2.650% due 2/1/2019
Purchase/Trade Date:	  7/29/2013
Offering Price of Shares: $99.858
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.10
Brokers:  BofA Merrill Lynch, Morgan Stanley, Wells
Fargo Securities, Credit Suisse, DNB Markets, Mitsubishi
UFJ Securities, Mizuho Securities, Scotiabank, CIBC,
Credit Agricole CIB, RBS, Societe Generale, SunTrust
Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Baidu, Inc. 3.250% due 8/6/2018
Purchase/Trade Date:	  7/30/2013
Offering Price of Shares: $99.835
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund:  0.023
Percentage of Fund's Total Assets: 0.47
Brokers:  JP Morgan, Goldman Sachs (Asia) L.L.C., ANZ,
Bank of China, Morgan Stanley
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:	 Viacom Inc. 5.850% due 9/1/2043
Purchase/Trade Date:	  8/12/2013
Offering Price of Shares: $99.353
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.05
Brokers:  BofA Merrill Lynch, Citigroup, JP Morgan, RBS,
Deutsche Bank Securities, Morgan Stanley, Wells Fargo
Securities, BNP Paribas, Mizuho Securities, RBC Capital
Markets, SMBC Nikko, Guggenheim Securities, Lloyds
Securities, US Bancorp, BNY Mellon Capital Markets,
LLC, The Williams Capital Group, L.P., Santander, Banca
IMI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Citigroup Inc. 6.675% due
9/13/2043
Purchase/Trade Date:	  9/10/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.04
Brokers: Citigroup, RBC Capital Markets, ANZ Securities, Scotiabank, ABN AMRO, BMO Capital Markets,
Commerzbank, Lloyds Securities, Mizuho Securities,
Natixis, Santander SMBC Nikko, BNY Mellon Capital
Markets, LLC, Societe Generale, Banca IMI, Capital One Securities, Fifth Third Securities, Inc., Macquarie Capital, nabSecurities, LLC, Nomura, SunTrust Robinson
Humphrey, US Bancorp, Credit Agricole CIB, TD
Securities, BBVA Securities, CIBC, ING, Mitsubishi UFJ Securities, National Bank of Canada Financial, PNC
Capital Markets LLC, UniCredit Capital Markets
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Ecopetrol SA 5.875% due 9/18/2023
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.033
Total Amount of Offering: $1,300,000,000
Amount Purchased by Fund: $110,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.23
Brokers:  BofA Merrill Lynch, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Verizon Communications Inc.
6.550% due 9/15/2043
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.883
Total Amount of Offering: $15,000,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.000
Percentage of Fund's Total Assets: 0.10
Brokers:  Barclays, BofA Merrill Lynch, JP Morgan,
Morgan Stanley, Citigroup, Credit Suisse, Mitsubishi UFJ
Securities, Mizuho Securities, RBC Capital Markets, RBS,
Wells Fargo Securities, Deutsche Bank Securities,
Santander
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 ABN AMRO Bank N.V. 2.500%
due 10/30/2018
Purchase/Trade Date:	  10/23/2013
Offering Price of Shares: $99.841
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.41
Brokers:  Barclays Capital Inc., Citigroup Global Markets
Inc., Goldman, Sachs & Co., HSBS Securities (USA) Inc.
and Morgan Stanley & Co. LLC, ABN AMRO Bank N.V.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Altria Group Inc.  5.375% due
1/31/2044
Purchase/Trade Date:	  10/28/2013
Offering Price of Shares: $99.574
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.10
Brokers:  Goldman, Sachs & Co., Morgan Stanley, RBC,
Scotiabank, Barclays, Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Banca IMI, CastleOak
Securities, L.P., HSBC, Loop Capital Markets, Santander,
Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Monongahela Power Company
5.400% due 12/15/2043
Purchase/Trade Date:	  11/19/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.05
Brokers:  JP Morgan, Morgan Stanley, RBS, Wells Fargo
Securities, Credit Suisse, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Scotiabank, US Bancorp,
BBVA, CIBC, Huntington Investment Company, TD
Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
4.150% due 2/1/2024
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.730
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, HSBC, Morgan Stanley, Banca
IMI, BNP Paribas, BNY Mellon Capital Markets, LLC,
Goldman, Sachs & Co., ING, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.